Exhibit 99.3

Sunrise Senior Living Real Estate Investment Trust

Consolidated Financial Statements

Unaudited information for the three-month periods ended March 31, 2007 and 2006

(In thousands of Canadian dollars)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Financial Statements

Sunrise Senior Living Real Estate Investment Trust

Consolidated Balance Sheets

(Unaudited, in thousands of Canadian dollars)

	March 31, 2007	December 31, 2006
Assets
Real estate investments:
Income properties	$1,535,252	$1,557,820
Intangible assets	21,184	30,151
Properties under development (notes 3 and 4)	109,844	48,242
Mezzanine loans receivable (note 5)	24,277	40,919

	1,690,557	1,677,132

Other assets	9,229	16,969
Deferred financing costs, net (note 2)	344	16,162
Receivables from related party (notes 5 and 13)	3,989	2,184
Restricted cash	2,448	2,314
Cash and cash equivalents	31,155	23,533

Total assets	$1,737,722	$1,738,294

Liabilities and Unitholders’ Equity

Debt (note 6)	$1,095,088	$1,067,914
Convertible debentures (note 7)	14,689	144,621
Accounts payable and accrued liabilities	41,641	29,285
Distributions payable	5,132	4,271
Due to related party (note 13)	7,092	6,363
Deferred revenue	15,622	15,110

	1,179,264	1,267,564

Non-controlling interest (note 8)	31,414	27,458

Unitholders’ equity (note 9)	527,044	443,272

Total liabilities and unitholders’ equity	$1,737,722	$1,738,294

Commitments and contingencies (note 11)

(See accompanying notes)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Operations

For the Three Months Ended March 31, 2007 and 2006

(Unaudited, in thousands of Canadian dollars, except per unit amounts)

	2007	2006
Operating Revenue:
Resident fees	$106,597	$63,744
Mezzanine loan interest (note 5)	957	1,220

	107,554	64,964

Operating Expenses:
Labour and facility operating (note 13)	66,450	39,623
Management fee expense (note 13)	6,465	2,970
General, administrative and trust expenses	2,502	2,527
Transaction costs (note 14)	16,496	—

	91,913	45,120

	15,641	19,844

Interest Expense:
Mortgage and other interest	15,559	9,689
Operating line	574	1,333
Convertible debentures	1,534	—
Foreign currency (gains) loss	(460)	217

Income (loss) before taxes, depreciation and amortization and non-controlling interest	(1,566)	8,605
Depreciation and amortization	20,403	20,165

Loss before taxes and non-controlling interest	(21,969)	(11,560)
Tax expense (note 10)	—	112
Non-controlling interest	1,200	(86)

Net loss	$(23,169)	$(11,586)

Net loss per unit, basic and diluted (note 9)	$(0.36)	$(0. 25)

(See accompanying notes)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Changes in Unitholders’ Equity

For the Three Month Periods Ended March 31, 2007 and 2006

(Unaudited, in thousands of Canadian dollars)

	Trust units	Deficit	Value Associated with Unit Options Granted	Equity Component of Convertible Debentures	Cumulative translation account	Accumulated other comprehensive loss	Total
Unitholders’ equity, December 31, 2005	$455,058	$(59,352)	$64	$—	$(17,266)	$—	$378,504
Reclass cumulative translation amount	—	—	—	—	17,266	(17,266)	—

Adjusted Balance January 1, 2006	455,058	(59,532)	64	—	—	(17,266)	378,504
Net loss	—	(11,586)	—	—	—	—	(11,586)
Distributions to unitholders declared and:
Paid in cash	—	(6,314)	—	—	—	—	(6,314)
Paid in units	321	(321)	—	—	—	—	—
Unpaid	—	(3,319)	—	—	—	—	(3,319)
Unit issue costs	(114)	—	—	—	—	—	(114)
Unit options exercised	75	—	—	—	—	—	75
Unit based compensation	—	—	78	—	—	—	78
Translation gain	—	—	—	—	—	1,211	1,211

Unitholders’ equity, March 31, 2006	$455,340	$(80,892)	$142	$—	$—	$(16,055)	$358,535

	Trust Units	Deficit	Value Associated with Unit Options Granted	Equity Component of Convertible Debentures	Cumulative translation account	Accumulated other comprehensive loss	Total
Unitholder’s equity, December 31, 2006	$597,138	$(145,195)	$663	$948	$(10,282)	$—	$443,272
Reclass cumulative translation amount	—	—	—	—	10,282	(10,282)	—

Adjusted Balance, January 1, 2007	$597,138	$(145,195)	$663	$948	—	$(10,282)	$443,272
Net loss	—	(23,169)	—	—	—	—	(23,169)
Distributions
Paid in cash	—	(9,343)	—	—	—	—	(9,343)
Paid in units	313	(313)	—	—	—	—	—
Unpaid	—	(5,132)	—	—	—	—	(5,132)
2006-1 6.4% convertible debentures
converted into units	45,329	—	—	(777)	—	—	44,552
2006-2 7.0% convertible debentures
converted into units	81,107	—	—	—	—	—	81,107
Unit based compensation	—	—	202	—	—	—	202
Settlement of restricted units for cash	—	—	(151)	—	—	—	(151)
Translation loss	—	—	—	—	—	(4,294)	(4,294)

Unitholder’s equity, March 31, 2007	$723,887	$(183,152)	$714	$171	$—	$(14,576)	$527,044

(See accompanying notes)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Comprehensive Loss

For the Three-Month Periods Ended March 31, 2007 and 2006

(Unaudited, in thousands of Canadian dollars)

	2007	2006
Net loss	$(23,169)	$(11,586)
Other comprehensive loss:
Foreign currency translation adjustments	(4,294)	1,211

Comprehensive loss	$(27,463)	$(10,375)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2007 and 2006

(Unaudited, in thousands of Canadian dollars)

	2007	2006
Operating activities
Net loss for the period	$(23,169)	$(11,586)
Items not affecting cash
Depreciation	11,579	6,607
Amortization of deferred financing costs	44	826
Amortization of customer relationships	8,824	13,558
Amortization of debt premium	—	(286)
Non-cash interest	584	—
Unit-based compensation	202	78
Unrealized foreign currency gain	(737)	620
Non-controlling interest	1,200	(86)
Change in non-cash operating working capital	17,459	53

Cash provided by operating activities	15,986	9,784

Investing activities
Acquisition of properties	(19,263)	(11,736)
Mezzanine loans receivable	16,409	—
Investment in construction projects	(433)	(1,317)
Restricted cash	(155)	(253)
Capital expenditures at properties	(1,076)	(843)
Purchase of equipment	(70)	(4)

Cash used in investing activities	(4,588)	(14,153)

Financing activities
Unit issuance costs	—	(114)
Proceeds from exercise of unit options	—	75
Distributions to unitholders	(13,614)	(9,630)
Distribution to related party	(1,663)	(568)
Proceeds from issuance of debt	534	25,954
Repayments of debt	(4,485)	(15,816)
Receipts from interest rate subsidy	195	218
Proceeds from revolving operating line	20,009	5,466
Repayment of revolving operating line	(4,427)	—
Deferred financing costs	—	(395)

Cash (used in) provided by financing activities	(3,451)	5,190

Foreign exchange gain (loss) on U.S. dollar denominated cash	(325)	41

Net increase in cash and cash equivalents in the period	7,622	862
Cash and cash equivalents at beginning of period	23,533	13,360

Cash and cash equivalents at end of period	$31,155	$14,222

(See accompanying notes)

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

1.	NATURE OF THE BUSINESS

The accompanying unaudited interim consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) with respect to the preparation of interim financial information. These unaudited interim consolidated financial statements are prepared using the same accounting policies and application thereof as the consolidated financial statements for the year ended December 31, 2006, except as described in changes in accounting policies below (note 2). They do not include all the information and disclosure required by Canadian GAAP for annual financial statements, and should be read in conjunction with the December 31, 2006 consolidated financial statements.

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Certain items in the comparative financial statements have been reclassified to conform to the presentation adopted in the current period.

2.	CHANGES IN ACCOUNTING POLICIES

a)	Financial Instruments Accounting Policies

On January 1, 2007, the REIT adopted CICA Handbook Section 1530, “Comprehensive Income” (“HB 1530”), Section 3855, “Financial Instruments – Recognition and Measurement” (“HB 3855”), Section 3861, “Financial Instruments – Disclosure and Presentation” (“HB 3861”) and Section 3865 “Hedges” (“HB 3865”).

HB 3861 establishes standards for presentation of financial instruments and non-financial derivatives and identifies the information that should be disclosed about them. HB 3865 describes when and how hedge accounting can be applied as well as the disclosure requirements.

These new standards do not require retroactive application and therefore the comparative figures have not been restated.

HB 3865 specifies the criteria under which hedge accounting can be applied and how hedge accounting should be executed for each of the permitted hedging strategies: fair value hedges, cash flow hedges and hedges of a foreign currency exposure of a net investment in a self-sustaining foreign operation.

Under Section 1530, comprehensive income is comprised of net earnings and Other Comprehensive Income (“OCI”) items, which represents changes in unitholders’ equity during a period arising from transactions and other events with non-owner sources. OCI generally would include unrealized gains and losses on financial assets classified as available-for-sale, unrealized foreign currency translation adjustments net of hedging arising from self-sustaining foreign operations, and changes in the fair value of the effective portion of cash flow hedging instruments. The REIT has included a consolidated statement of comprehensive income and has presented accumulated other comprehensive income as a new component of the statement of changes in unitholders’ equity.

HB 3855 establishes standards for recognizing and measuring financial assets, financial liabilities and non-financial derivatives. All financial instruments are required to be measured at fair value on initial recognition, except for certain related party transactions. Measurement in subsequent periods depends

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

on whether the financial instrument has been classified as held-for-trading, available-for-sale, held-to-maturity, loans and receivables, or other liabilities. Financial assets and financial liabilities classified as held-for-trading are required to be measured at fair value with gains and losses recognized in net earnings. Transaction costs are expensed as incurred for a financial instrument classified as held-for-trading.

Financial assets classified as held-to-maturity, loans and receivables and financial liabilities (other than those held-for-trading) are required to be measured at amortized cost using the effective interest method of amortization. For such financial instruments, transaction costs are capitalized on initial recognition. The principal categories of the REIT’s financial assets and liabilities measured at amortized cost using the effective interest method include: (i) amounts receivable and payable; (ii) loans receivable and debt; and (iii) convertible debentures.

Available-for-sale financial assets are required to be measured at fair value with unrealized gains and losses recognized in OCI. Investments in equity instruments classified as available-for-sale that do not have a quoted market price in an active market should be measured at cost.

Derivative instruments are recorded on the balance sheet at fair value including those derivatives that are embedded in a financial instrument or other contract but are not closely related to the host financial instrument or contract, respectively. Changes in the fair values of derivative instruments are required to be recognized in net earnings, except for derivatives that are designated as a cash flow hedge, in which case the fair value change for the effective portion of such hedging relationship is required to be recognized in OCI.

The standard permits the REIT to designate any financial instrument whose fair value can be reliably measured as held-for-trading on initial recognition or adoption of the standard, even if that instrument would not otherwise satisfy the definition of held-for-trading as set out in Section 3855.

The standard specifically excludes Section 3065, Leases, from the definition of financial instruments, except for derivatives that are embedded in a lease contract. Other significant accounting implications arising on adoption of the standard include the use of the effective interest method of amortization for any transaction costs or fees, premiums or discounts earned or incurred for financial instruments measured at amortized cost, and the recognition of the inception fair value of the obligation undertaken in issuing financial guarantees. No subsequent re-measurement at fair value is required unless the financial guarantee qualifies as a derivative.

Direct financing costs relating to the issue of financial liabilities are no longer presented as a separate asset on the balance sheet and are now included in the carrying value of the financial liabilities. As a result, the REIT has reclassified unamortized deferred financing costs against the long-term debt and convertible debentures as follows:

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

	Balance As Reported at December 31, 2006	Unamortized Deferred Finance Costs	Adjusted Balance at January 1, 2007
Long-term debt	$1,067,914	$(11,168)	$1,056,746
Convertible debentures	144,621	(4,576)	140,045

The REIT has adopted the effective interest method of amortization for transaction costs or fees, premiums or discounts earned or incurred for financial instruments. The transition adjustment attributable to the re-measurement of financial assets and liabilities at fair value under these standards was not significant. The difference between the use of a straight-line method of amortization and the effective interest rate method did not have a significant impact on the results of operations of the REIT for the three-months ended March 31, 2007.

The following is a summary of the accounting model the REIT has elected to apply to each of its significant categories of financial instruments as of January 1, 2007.

Cash and equivalents	Held for trading

Restricted cash	Held for trading

Other assets	Loans and receivables

Receivables from related parties	Loans and receivables

Mezzanine loans receivable	Loans and receivables

Accounts payable and accrued liabilities	Other liabilities

Distributions payable	Other liabilities

Due to related parties	Other liabilities

Debt	Other liabilities

Convertible debentures	Other liabilities

b)	Future accounting changes

The CICA released three new accounting standards that are effective for the Trust’s fiscal year commencing January 1, 2008: HB 1535, “Capital Disclosures” (“HB 1535”); Section 3862, “Financial Instruments – Disclosures” (“HB3862”); and HB 3863, “Financial Instruments – Presentation” (“HB3863”).

HB 1535 specifies the disclosure of: (i) an entity’s objectives, policies and processes for managing capital; (ii) quantitative data about what the entity regards as capital; and (iii) whether the entity has complied with any capital requirements, and if it has not complied, the consequences of such non-compliance.

HB 3862 and HB 3863 replace the existing HB 3861. The new sections revise and enhance disclosure requirements, and carry forward unchanged existing presentation requirements. These new sections place increased emphasis on disclosures about the nature and extent of risks arising from financial instruments and how the entity manages those risks.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

3.	ACQUISITIONS

(a)	Acquisitions during the three months ended March 31, 2007

On March 30, 2007, the REIT acquired 80% interests in three U.S. communities under development. The acquisitions were pursuant to Fixed Price Acquisition Agreements (“FPAA”) with Sunrise that also resulted in the repayment of related mezzanine loans (note 4 and 5). These acquisitions were funded by proceeds received from Sunrise of $16,409 (US$14,212) upon repayment of the outstanding mezzanine loans, assumption of existing construction loan debts of $34,989 (US$30,304) and the remainder from the REIT’s line of credit.

The	acquisitions are summarized as follows:

Other assets	$2,698
Properties under development	60,718

63,416

Other liabilities	5,455
Debt assumed	34,989
Non-controlling interest	4,594

Consideration paid	$18,378

(b)	Properties under development

The REIT capitalized additional costs and expenditures at its five properties under development (note 4) of $885 during the three months ended March 31, 2007.

4.	PROPERTIES UNDER DEVELOPMENT

At March 31, 2007, the REIT had five properties under development, three of which were acquired on March 30, 2007 (note 3). With respect to the other two properties under development, the REIT incurred $548 (US$474) of net costs (including $655 (US$567) of interest) during the three-month period ended March 31, 2007.

At March 31, 2006, the REIT had one property under development which was acquired in June 2005. The REIT incurred $305 of net costs (including $327 of interest), during the three-months ended March 31, 2006 with respect to this property.

Additionally, properties under development include $3,557 (2006—$1,317) of costs incurred with respect to properties, which are the subject of Fixed Price Purchase Acquisition Agreements (“FPAAs”) with Sunrise (note 11).

5.	MEZZANINE LOANS RECEIVABLE

Mezzanine loans receivable consist of construction loans for properties under development pursuant to FPAAs. Each loan matures nine months after the expected date of receipt of the certificate of occupancy or, if earlier, upon exercise of the related option under the FPAA. The loans are generally fully collateralized by: i) Sunrise guarantees and; ii) the property under development (when permitted by the senior development lender).

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

The REIT has extended mezzanine loans totaling $24,277 (December 31, 2006—$40,919). Under the agreements, the REIT and Sunrise have call and put option rights that may result in the REIT acquiring individual properties upon the occurrence of specific future events (note 11).

At March 31, 2007, the REIT had $390 (December 31, 2006—$119) of interest on these mezzanine receivables from Sunrise.

Mezzanine loans outstanding are as follows:

	Interest Rate	March 31, 2007		December 31, 2006
		CAD	USD	CAD	USD
Canada
North York	9.16%	$15,692	—	$15,692	—

United States
Staten Island	10.00%	8,585	7,436	8,666	7,436
Scottsdale	9.97%	—	—	5,879	5,045
Sandy	10.16%	—	—	5,250	4,505
Rocklin	8.55%	—	—	5,432	4,661

		$24,277	$7,436	$40,919	$21,647

The borrowing entities are considered to be Variable Interest Entities (“VIEs”), however the REIT has determined that it is not the primary beneficiary. As a result the REIT accounts for these loans using the cost method. The REIT’s maximum exposure from these VIEs was $27,834 at March 31, 2007.

6.	DEBT

Debt is secured by first mortgage liens on specific properties.

(a)	Canadian dollar denominated mortgage debt

Canadian debt includes $78,451 of fixed rate debt bearing interest at 5.97%.

In addition, the REIT assumed a construction loan facility on June 17, 2005 in connection with the acquisition of a property under development. The construction loan facility is secured by the property and has a maximum amount available of $15,000 of which $12,969 has been drawn at March 31, 2007 (December 31, 2006—$12,969). This facility bears interest at prime plus 115 basis points and is repayable on the earlier of 24 months after the date of completion of construction or six months after the debt service coverage ratio of 135% is achieved.

(b)	U.S. dollar denominated mortgage debt

Total U.S. mortgage debt includes $834,655 of fixed rate debt at rates ranging between 5.60% and 6.26% per annum and $57,534 of variable rate debt. The variable rate debt bears interest at floating rates determined by reference to LIBOR. The REIT has entered into an agreement to limit the maximum interest rate to 8.0%. The weighted average effective rate on the U.S. mortgage debt at March 31, 2007 was 6.07%.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

On March 30, 2007, the REIT assumed three construction loan facilities in connection with the acquisition of 80% interests in three properties under development (note 3). The construction facilities are collateralized by the properties and have a maximum availability of $15,703 (US$13,600), $17,476 (US$15,136) and $15,772 (US$13,661) for Sandy, Scottsdale and Rocklin, respectively. As of March 31, 2007, $12,746 (US$11,039), $12,754 (US$11,046) and $9,590 (US$8,306) had been drawn upon each of the Sandy, Scottsdale and Rocklin loans, respectively. Sunrise owns the remaining 20% interests. Both the REIT and Sunrise are subject to restrictive covenants under these facilities.

The REIT assumed two construction loan facilities on June 6, 2006, in connection with the acquisition of 80% interests in two properties under development. The construction facilities are collateralized by the properties and have a maximum availability of $18,553 (US$16,069) and $12,869 (US$11,146) for Bloomfield and Hillcrest respectively. As of March 31, 2007, $14,315 (US$12,399) and $10,965 (US$9,497) have been drawn upon the Bloomfield and Hillcrest loans, respectively. Sunrise owns the remaining 20% interests. Both the REIT and Sunrise are subject to restrictive covenants under these facilities.

(c)	Operating lines and bridge facility

In addition to debts secured by specific properties, the REIT has two collateralized operating lines, one for its Canadian operations and one for its U.S. operations. These operating lines are collateralized by first mortgage liens on specific properties.

On August 1, 2006, the REIT completed the renegotiation of its Canadian operating line of credit. The new operating line increases the REIT’s borrowing capacity to $77,000 from $57,500 and provides an additional $10,000 for use as collateral for the REIT’s foreign exchange hedging contracts. The new line bears interest at floating rates determined by reference to Canadian prime lending rates plus 0.5% and expires on July 1, 2008. At March 31, 2007, $51,110 (December 31, 2006—$35,528) was outstanding under this facility with an effective interest rate of 6.50%.

At March 31, 2007 and December 31, 2006, the REIT was in violation of certain covenants with respect to the Canadian operating line primarily due to costs related to the transaction with Ventas Inc. (“Ventas”) (note 14). The REIT has received a waiver from the lender with respect to these violations at March 31, 2007 and at December 31, 2006.

The U.S. operating line has a maximum limit of US$15,000 that can be increased to US$25,000 and expires December 23, 2007. The U.S. operating line bears interest at floating rates determined by reference to U.S. prime lending and Federal Funds rates. This operating line was paid down with proceeds from the public offering of 8,000,000 of the REIT’s units. At December 31, 2006, no amount was outstanding under this line.

Interest expense of $570 was capitalized with respect to properties under development for the three months ended March 31, 2007 (2006 – $327).

7.	CONVERTIBLE DEBENTURES

(a)	During 2006, the REIT issued $57,500 of 2006-1 convertible debentures which are unsecured and bear interest at 6.40%. The equity component of 2006-1 debentures was $948, and as such, this amount was allocated to the equity component and the remaining $56,552 was allocated to the liability component.

As discussed in Note 2 to these financial statements, the liability component of the 2006-1 convertible debentures has been reduced by the net book value of the deferred financing costs in accordance with HB3855.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

As of March 31, 2007, $47,136 of the 2006-1 convertible debentures had been converted into 3,869,939 units of the REIT.

(b)	During 2006, the REIT issued $88,000 of 2006-2 convertible debentures which are unsecured and bear interest at 7.0%. The equity component of the 2006-2 convertible debentures was nominal in value, and as such, the entire fair value was allocated to the liability component.

As discussed in Note 2 to these financial statements, the liability component of the 2006-2 convertible debentures has been reduced by the net book value of the deferred financing costs in accordance with HB3855.

The 2006-2 convertible debentures were registered on the Toronto Stock Exchange on January 7, 2007. As of March 31, 2007, $83,000 of the 2006-2 convertible debentures had been converted into 7,904,756 units of the REIT.

8.	NON-CONTROLLING INTEREST

The non-controlling interest reflects Sunrise’s investment in specific properties and is comprised of the following:

Three Months Ended March 31, 2007
Balance, beginning of period	$27,458
Share of net income	1,200
Distributions	(1,663)
Acquisitions (note 3)	4,594
Foreign exchange translation gain	(175)

$31,414

9.	UNITHOLDERS’ EQUITY

(a)	Trust units

The REIT is authorized to issue an unlimited number of units. Units issued and outstanding are as follows:

	Three Months Ended
	March 31, 2007		March 31, 2006
	Units	$	Units	$
Balance, beginning of period	58,587,107	$597,138	45,497,056	$455,058
Convertible debentures converted	11,774,695	126,436
Unit options exercised	—	—	7,500	75
DRIP units issued	30,239	313	25,893	321
Unit issue costs	—	—	—	(114)

Balance, end of period	70,392,041	$723,887	45,530,449	$455,340

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

(b)	Distribution reinvestment plan

During 2005 the REIT implemented a distribution reinvestment plan (“DRIP”), which allows unitholders to reinvest their distributions at an effective discount of 3%. In connection with the transaction with Ventas, the DRIP was suspended in January 2007 (note 14).

(c)	Incentive unit option plan

The REIT’s incentive unit option plan for its employees and trustees (the “Plan”) provides for option grants to a maximum of 10% of the outstanding units of the REIT with a maximum term of 10 years. The maximum number of units available that could be subject to options under the Plan was 7,039,204 of which 2,910,573 were available at March 31, 2007. All options granted under the Plan, prior to 2006, vest at a rate of 25% per annum commencing on the first anniversary after the date of grant, being fully vested after four years.

During the three-months ended March 31, 2007, no options were issued.

During the three-months ended March 31, 2006, the REIT issued 841,131 options which will vest at 50% per annum, being fully vested after two years. The fair value of the options, determined using a Black-Scholes valuation model, was a weighted average value of $0.52 per option.

During the three-month period ended March 31, 2006, 7,500 unit options were exercised at a price of $10 per option.

Compensation expense recorded for the three-months ended March 31, 2007 was $128 (2006 – $78).

(d)	Restricted units

During the third quarter of 2006, the REIT implemented a restricted unit plan, under which eligible employees and trustees will be entitled to earn performance-based compensation. Eligible employees and trustees are awarded a notional number of units and participate in the appreciation or depreciation of the value of the units based on increases or decreases in the market price. The awards may be settled in cash and/or units at the Board’s discretion. At the date of grant, 27,515 notional units were granted at a per unit price of $9.74.

During the three-month period ended March 31, 2007, an additional 38,277 notional units were granted to eligible employees at a price of $10.62 per unit. During the first quarter of 2007, the REIT recognized compensation expense of $74 related to the restricted unit plan.

During January 2007, the REIT settled 14,227 restricted units for $151 in cash at a price of $10.62 per unit.

(e)	Per unit calculations

Basic and diluted weighted average units at March 31, 2007 and 2006 were 65,018,997 and 45,510,378 respectively. The number of potentially dilutive securities, comprised of units to be issued with respect to unit options, was 1,047,525 and 185,687 for the three-month periods ended March 31, 2007 and 2006, respectively. The number of potentially dilutive securities, comprised of units to be issued with respect to convertible debentures, was 6,653,610 and nil for the three-month period ended March 31, 2007 and 2006, respectively.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

10.	INCOME TAXES

The REIT is taxed as a “Mutual Fund Trust” for Canadian income tax purposes. Pursuant to the Declaration of Trust, the Trustees intend to distribute or designate all taxable income directly earned by the REIT to its unitholders and to deduct such distributions and designations for Canadian income tax purposes. Canadian based corporate subsidiaries are subject to tax on their taxable income under the Income Tax Act (Canada) at a rate of approximately 36.12%. The REIT has certain subsidiaries in the United States which are subject to tax on their taxable income at a rate of approximately 38.19%. During the three months period ended March 31, 2007 and 2006, the REIT recorded income tax expense of $nil and $112, respectively.

11.	COMMITMENTS

The REIT and Sunrise have entered into FPAAs with respect to specific properties under development. Under these agreements each party has option rights that could result in the REIT acquiring some or all of the ownership interests in the underlying properties. Specifically, the REIT has call options to acquire an 80% interest in these properties at a fixed price. Should the REIT not exercise its option, Sunrise has a put option under which the REIT would be required to acquire the interest at 102.5% of the call option exercise price.

The REIT and Sunrise also have separate call and put options with respect to the remaining 20% interest. If the REIT acquires the initial 80% interest pursuant to the FPAA, and upon the occurrence of certain events, it may be required to purchase the remaining interest at a future date at a price equal to 20% of the property’s appraised value at acquisition.

At March 31, 2007, and pursuant to the terms of FPAAs, the REIT had options to acquire 80% interests in VIEs owning one Canadian and one U.S. property.

The purchase price payable with respect to the 80% interests under these option agreements are as follows:

	March 31, 2007		December 31, 2006
	CAD	USD	CAD	USD
Canada
North York	$50,213	$—	$50,213	$—

United States
Staten Island	27,472	23,794	27,729	23,794
Scottsdale	—	—	18,815	16,145
Sandy	—	—	16,799	14,415
Rocklin	—	—	17,384	14,917

	$77,685	$23,794	$130,940	$97,968

The REIT expects to complete the acquisitions of North York and Staten Island in 2007.

Pursuant to the FPAAs, the REIT is obligated to pay Sunrise fees on a quarterly basis over the construction period for the right to acquire the property interests at a fixed price. Total fee obligations are $799 for 2007. During the three-months ended March 31, 2007, the REIT paid fees of $342 (2006—$1,303).

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

12.	SEGMENTED DISCLOSURES

The REIT owns, develops and operates properties throughout North America. When measuring the REIT’s performance, management does not distinguish or group its operations on a geographical or any other basis. Accordingly, the REIT has a single reportable segment.

Geographical information

	March 31, 2007	March 31, 2006
Income properties:
Canada	$233,307	$222,622
U.S.	1,301,945	800,410

	$1,535,252	$1,023,032

Properties under development:
Canada	$2,099	$21,502
U.S.	107,745	4,097

	$109,844	$25,599

Revenue from:
Canada	$16,779	$14,300
U.S.	90,775	50,664

	$107,554	$64,964

13.	RELATED PARTY TRANSACTIONS

The REIT has entered into transactions with Sunrise not otherwise described elsewhere in these consolidated financial statements. These amounts relate to the operations of the properties and include employee salaries and operational overhead provided by Sunrise as well as management fees. Amounts paid or accrued to Sunrise for these items for the three month periods ended March 31, 2007 and 2006 are as follows:

	March 31, 2007	March 31, 2006
Labour and facility operating:
Salaries	$45,187	$27,276
Other items	4,258	2,936

	$49,445	$30,212

Management fee:
Management fees	$6,465	$3,824
Less: Income support	—	(854)

	$6,465	$2,970

At March 31, 2007, the REIT had a receivable from Sunrise of $3,989 (US$3,455) related to capital items in addition to mezzanine loan interest.

In 2006, the REIT received income support, determined based upon the performance of certain properties in comparison to minimum financial thresholds. Income support received from the property vendor as part of a property acquisition is recognized as an adjustment to the carrying value of the property acquired. Income support received from Sunrise is recognized as a reduction of management fees in the period to which the income support relates.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(In thousands of Canadian dollars, except unit and per unit amounts)

14.	TRANSACTION COSTS

The REIT incurs costs while investigating acquisitions and other transactions. Where GAAP allows, these costs are deferred until such time as the REIT determines whether or not the transaction is likely to be completed. During the first quarter of 2007, the REIT incurred substantial costs with respect to the process that resulted in an agreement with Ventas (see note 15). In addition, at March 31, 2007, the REIT had accrued $10,559 of fees payable to its advisors upon the successful completion of the transaction with Ventas.

15.	SUBSEQUENT EVENTS

On January 15, 2007, the REIT announced that it had agreed to a transaction with Ventas, wherein Ventas would acquire substantially all of the assets and assume substantially all of the liabilities of the REIT. Upon completion of the transfer of assets and liabilities to Ventas, the REIT would redeem all issued and outstanding units of the REIT at $15.00 per unit. A special committee of the board of trustees (“the Special Committee”) and the board of trustees (“the Board”) reviewed the offer in consultation with external financial and legal advisers. The transaction required approval of unitholders holding more than 66 2/3% of units represented at a special meeting of the unitholders.

The REIT and Ventas entered into a mutually beneficial Purchase Agreement which provided that, among other things, a non-solicitation covenant on the part of the REIT, a right in favour of Ventas to amend the terms of the transaction if the REIT is presented with a superior offer, and a payment to Ventas of a break fee of $39.8 million in certain circumstances.

On April 11, 2007, the Purchase Agreement was amended to increase the purchase price so that upon completion of the transfer of assets and liabilities to Ventas, the REIT would redeem all issued and outstanding units of the REIT at $16.50 per unit.

The REIT held a special meeting of unitholders where the transaction was approved. Upon closing of the transaction on April 26, 2007, the REIT redeemed all issued and outstanding units and paid the REIT’s financial advisors a fee of $10,559. During the month of April, the REIT incurred a charge of approximately $1,096 with respect to the accelerated vesting of stock options.